U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2006

THE CENTER FOR WOUND HEALING, INC.

(Exact name of registrant as specified in charter)

Nevada	33-8067-NY	87-0618831
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 501, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: 732 661 2050

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 19, 2005, David H. Meyrowitz was appointed as a member of the Board of Directors of The Center for Would Healing, Inc. Mr. Meyrowitz was, in connection with his appointment to the Board of Directors, granted a one year option to purchase fifty thousand shares of common stock of The Center for Would Healing, Inc, at an exercise price of $3.50 per share. Mr. Meyrowitz will also receive reimbursement for his attendance at meetings of the Board of Directors of The Center for Would Healing, Inc.

David H. Meyrowitz received his Jurist Doctor from Brooklyn Law School in 1970 and was admitted to the New York Bar in 1971. He received his Bachelor of Science degree, majoring in accounting, from the University of Bridgeport in 1967. Mr. Meyrowitz is a Senior Partner in the law firm of Kamerman Meyrowitz & Soniker, P.C. located in Midtown Manhattan. Mr. Meyrowitz had been senior partner in the law firm known as Simon Meyrowitz & Meyrowitz, P.C. for over twenty years. Mr. Meyrowitz was appointed as Advisor to Registrants for the United States Selective Service System and served as such through the end of the Viet Nam War. Mr. Meyrowitz was also appointed by then, Governor Carey to be a member of the counsel of the State University Agricultural and Technical College at Farmingdale where he served as such for approximately ten years. Mr. Meyrowitz’ former firm acted as general counsel to the Merchants Bank of New York (now Valley National Bank), a publicly trading financial institution located in New York City. Mr. Meyrowitz specializes in the acquisition, sale and refinancing of apartment houses, office buildings and shopping centers, mostly in the New York metropolitan area, including New York City, Nassau and Suffolk Counties, Westchester, New Jersey and Florida. Mr. Meyrowitz has acted as special counsel to Valley National Bank and Washington Mutual Bank in connection with their mortgage and construction loan financing. Mr. Meyrowitz also acts as special collection counsel to the New York City Housing authority.

Mr. Meyrowitz is a member of the New York County Lawyers Association and the Bar Association of Nassau County. He is a member of the United States Customs Court. He has lectured for the New York State Bar Association concerning consumer debt collection and the enforcement of money judgments. Mr. Meyrowitz was selected to act as a “member of the board of directors” in connection with the graduate student Business Model Program at New York University.

Mr. Meyrowitz has appeared on numerous television and radio programs including CNN Live, the Bill Mazer Show and other nationally syndicated radio and television programs. He has also been the subject of a feature article in Newsday.

Mr. Meyrowitz has been an officer and/or director of a number of companies and has acted as general and/or special counsel to many of them as well.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2006

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Phillip Forman
Name:	Phillip Forman
Title:	Chief Executive Officer